AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 17, 1999


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                         SIGNAL TECHNOLOGY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                                       04-2758268
   (State or Other Jurisdiction                          (I.R.S. Employer
 of Incorporation or Organization)                      Identification No.)

                 222 ROSEWOOD DRIVE, NORTHWOODS BUSINESS PARK,
                          DANVERS, MASSACHUSETTS 01923
              (Address of Principal Executive Offices) (ZIP Code)



 Signal Technology Corporation Amended and Restated 1992 Equity Incentive Plan
                            (Full title of the Plan)


                               GEORGE E. LOMBARD
                             Chairman of the Board
                          and Chief Executive Officer
                         SIGNAL TECHNOLOGY CORPORATION
                 222 Rosewood Drive, Northwoods Business Park,
                          Danvers, Massachusetts 01923
                    (Name and Address of Agent for Service)

                                 (978) 774-2281
          Telephone Number, Including Area Code, of Agent for Service


                                   Copies to:

                             ROGER D. FELDMAN, ESQ.
                                BINGHAM DANA LLP
                               150 Federal Street
                        Boston, Massachusetts 02110-1726
                                 (617) 951-8000

                        CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------
                                                  PROPOSED        PROPOSED
                                   AMOUNT          MAXIMUM         MAXIMUM         AMOUNT OF
           TITLE OF                 TO BE      OFFERING PRICE     AGGREGATE       REGISTRATION
 SECURITIES TO BE REGISTERED     REGISTERED     PER SHARE(1)   OFFERING PRICE(1)      FEE
-----------------------------------------------------------------------------------------------
        Common Stock,
        $.01 par value             500,000       $5.125          $2,562,500       $712.38
-----------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant's Common Stock, $0.01 par value per share, reported by the American Stock Exchange on September 16, 1999.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Signal Technology Corporation (the "Registrant") with the Securities and Exchange Commission (the "SEC") are incorporated by reference into this Registration Statement:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     2. All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the Registrant's 1998 fiscal year; and

     3. The descriptions of the Registrant's Common Stock which are contained in the registration statements filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereby have been sold or that deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the respective dates of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Delaware General Corporation Law, Section 102(b)(7) enables a corporation in its original certificate of incorporation or in an amendment thereto validly approved by stockholders, to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which is deemed illegal or obtaining an improper personal benefit. The Registrant's Certificate of Incorporation, as amended, includes the following language:

     A director of the Corporation shall not in any one year be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
     Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit, only to the extent of directors' fees (including committee fees and attendance fees) paid during such year by the Corporation to such director for serving as a director of the Corporation. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     In addition, all of the directors of the Registrant, and certain of its key officers, have entered into an indemnification agreement with the Registrant that provides for indemnification to the fullest extent permitted by law with respect to actions or proceedings conducted in which such directors or officers incur expenses by virtue of actions or omissions by such persons in connection with service as a director or officer of the Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

Exhibit No.                         Description


4.1     Certificate of Incorporation of Registrant, as amended to date.

4.2     By-Laws of Registrant, as amended to date.

5 Opinion Letter of Bingham Dana LLP as to legality of securities being registered.

23.1    Consent of Bingham Dana LLP (included in Exhibit 5).

23.2    Consent of PricewaterhouseCoopers LLP.


ITEM 9. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration

          Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danvers, Commonwealth of Massachusetts, as of the 17th day of September, 1999.


                                        SIGNAL TECHNOLOGY CORPORATION


                                        By:    /s/ George E. Lombard
                                               -----------------------------
                                        Name:  George E. Lombard
                                        Title: Chairman of the Board and
                                               Chief Executive Officer



                               POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints each of Roger D. Feldman and Robert Nelsen acting severally, as his true and lawful attorney-in-fact with the power and authority in his name and on his behalf to execute and file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 as such attorney-in-fact may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and/or requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the attorney-in-fact executing and/or filing the same deems appropriate.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.


Name                         Title                                                Date

/s/ George E. Lombard        Chairman of the Board and Chief Executive            September 17, 1999
--------------------------   Officer
George E. Lombard


/s/ Robert Nelsen            Chief Financial Officer and Principal Accounting     September 17, 1999
--------------------------   Officer
Robert Nelsen


/s/ Larry L. Hansen          Director                                             September 17, 1999
--------------------------
Larry L. Hansen


/s/ Harvey C. Krentzman      Director                                             September 17, 1999
--------------------------
Harvey C. Krentzman


/s/ Thomas G. McInerney      Director                                             September 17, 1999
--------------------------
Thomas G. McInerney


/s/ Bernard P. O'Sullivan    Director                                             September 17, 1999
--------------------------
Bernard P. O'Sullivan



/s/ Joseph Schneider         Director                                             September 17, 1999
--------------------------
Joseph Schneider


/s/ Thomas F. Skelly         Director                                             September 17, 1999
--------------------------
Thomas F. Skelly



                                 EXHIBIT INDEX


Exhibit No.                      Description


4.1       Certificate of Incorporation of Registrant, as amended to date.

4.2       By-Laws of Registrant, as amended to date.

5 Opinion Letter of Bingham Dana LLP as to legality of securities being registered.

23.1      Consent of Bingham Dana LLP (included in Exhibit 5).

23.2      Consent of PricewaterhouseCoopers LLP.